PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into on the 15 of November 2002 by and between TMGLJ, INC., a Utah corporation (formerly TMJ, Inc.), T & G DEVELOPMENT, LTD., a Utah limited partnership and WAS, INC., a Utah corporation (collectively the "Pledgors") and DAN FUGAL, an individual ("Pledgee").

                               R E C I T A L S

      WHEREAS, contemporaneously with the execution of this Pledge Agreement, Pledgee loaned Voyager Entertainment International, Inc., a North Dakota corporation (the "Company") an amount not to exceed the sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS (U.S. $2,500,000) evidenced by a Revolving Promissory Note (the "Note") of even date attached hereto as Exhibit A and incorporated herein by this reference;

      WHEREAS, Pledgors are the sole and exclusive owner the following units of Boston Capital Tax Credit Fund IV, L.P. - Series 28:

                    TMGLJ, Inc.    -      7,500.00000
                    T & G Development -      20,500.00000
                    WAS, Inc. -         21,400.00000

which are fully paid for in the amount of FOUR HUNDRED NINETY-FOUR DOLLARS AND NO CENT ($494,000.00) and with a tax credit balance of THREE HUNDRED NINETY-ONE SEVEN HUNDRED SEVEN DOLLARS AND NINETEEN CENTS ($391,707.19) and non-assessable (the "Pledged Units).

     WHEREAS, in consideration for and as an inducement to Pledgee making the loan to the Company, Pledgors have agreed to transfer, convey and assign the Pledged Units to Pledgee, to be held by Pledgee as collateral and security for the timely payment, performance and discharge by the Company of not more than FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS (U.S. $500,000) under the terms of the Revolving Promissory Note(the "Obligations") .

      WHEREAS, this continuing Agreement sets forth (i) the terms and conditions under which the Pledged Units are pledged as collateral and security for the performance of the Obligations, and (ii) the other terms and conditions with respect to the Pledgee and Pledgors that are to exist during the term of this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, and as collateral and security for the full, complete and prompt payment, performance and discharge of the Obligations, the parties agree as follows:

      1. Pledge of Pledged Units. Pledgors hereby pledge and hypothecate all of Pledgors' right, title and interest, legal and equitable, in and to the Pledged Units, and hereby agree to cause to be delivered to the law firm of Holman & Walker, LC (the "Trustee"), to be held in trust pursuant to the terms and conditions of this Agreement, with assignments as may be necessary with all of the powers and privileges granted to Pledgor with respect to the Pledged Units.

      2. Pledgors' Representations. Pledgors hereby further represent and warrant to Pledgee as follows:

           2.1. Pledgors have good and marketable title to the Pledged Units, free of all security interests, liens, claims, charges and encumbrances of any nature whatsoever.

          2.2. There is no restriction upon the right of Pledgors to transfer the Pledged Units to Pledgee in accordance with this Agreement, and the execution, deliver and performance by Pledgors of this Agreement, and the execution, deliver and performance by Pledgors of this Agreement will not violate, conflict with, result in a breach of, or constitute a default under, any agreement or instrument to which Pledgors are a party or by which Pledgors are bound, nor result in the creation or imposition of any lien charge or encumbrance upon the Pledged Units except as provided herein, nor violate any judgment, decree, order or award of any court, governmental body or arbitrator, or any applicable law, rule or regulation.

     3.   Pledgors' Covenants.  Pledgors hereby covenant and agree that:

           3.1. During the effective period of this Pledge, Pledgor shall not make or suffer to be made any pledge, hypothecation, mortgage, lien, charge, option or encumbrance of any kind on or affecting the Pledged Units, except the lien and security interest created by this Agreement.

           3.2. The security interest and lien of Pledgee granted pursuant to this Agreement in and to the Pledged Units is a prior, valid, effective and perfected first priority security interest and lien against the Pledged Units.

      4. Covenants. Pledgors hereby covenant and warrant that, during the term of this Agreement, Pledgors shall not sell, redeem or transfer any of the Pledged Units, nor shall Pledgee make or suffer to be made any pledge, hypothecation, mortgage, lien, charge, option or encumbrance of any kind on or affecting the Pledged Units, except as expressly provided herein. Pledgee agrees that so long as the Company is current on the Obligations that any cash credits that may become available while the Pledged Units are held by the Trustee may be used by Pledgors.

      5.    Voting  Rights.   Pledgors shall retain all rights  to  vote  the
Pledged Units during the effective period of this Agreement for so long as the Company is not in default hereunder the Obligations.

      6. Default; Remedies. If the Company fails to pay, perform or discharge any of the Obligations, (any such failure is referred to herein as a "Default") Pledgee may (but shall not be obligated to) immediately or at any time thereafter:

           6.1. Request in writing to the Trustee that the Pledged Units be forwarded to the Pledgee in satisfaction of all of the Obligations; or

           6.2. Exercise any and all rights and remedies with respect to the Pledged Units or any part thereof available to a secured party upon default under the Uniform Commercial Code as in effect of the State of Utah and all other legal or equitable remedies provided by the laws of the State of Utah.

      7. Termination. This Agreement and the lien and security interest granted hereby shall terminate upon (i) the payment by the Company of all principal, interest and any other sums due and owing under the Obligations, or (ii) written agreement of all parties hereto. Upon termination, Pledgee shall immediately reassign and deliver to Pledgors, against receipt, all of the Pledged Units, together with appropriate instruments of reassignment and release.

     8.   Miscellaneous.

          8.1. Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Utah.

            8.2. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below.

               If to Pledgors:     12552 South 125 West
               Suite B
               Draper, Utah 84020
               Attn.: Tracy M. Jones

               If to Pledgee: Dan Fugal
               1005 South Main Street
               Pleasant Grove, UT 84062

          With copies to:

               Kent Norton
               6440 South Wasatch Blvd.
               Suite 102
               Salt Lake City, UT 84117

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.


                [Remainder of page left intentionally blank.]

     IN WITNESS WHEREOF, the undersigned has duly caused this Agreement to be executed and delivered as of the date first written above.

                           PLEDGORS:     TMGLJ,   INC.,  a  Utah  corporation
                                         (formerly TMJ, Inc.)



                                         By /s/ Tracy M. Jones
                                         Its_________________________________


                                         T  &  G  DEVELOPMENT, LTD.,  a  Utah
                                         limited partnership



                                         By /s/ Tracy M. Jones
                                         Its_________________________________


                                         WAS, INC., a Utah corporation

                                         By /s/ Tracy M. Jones

                            PLEDGEE:

                                         /s/ Dan Fugal
                                         Dan Fugal

                            TRUSTEE:

                                         HOLMAN  & WALKER, LC, a Utah limited
                                         liability company



                                         By /s/
                                         Its Manager